                 DIRECTOR INDEXED COMPENSATION BENEFITS AGREEMENT

        This Agreement is made and entered into effective as of June 19, 1997 by and between Heritage Bank of Commerce, a bank chartered under the laws of the State of California (the "Bank"), and ___________________________,an individual residing in the State of California (the "Director").

                                 R E C I T A L S

        WHEREAS, the Director is a member of the Board of Directors of the Bank and has served in such capacity since June 8, 1994, the approximate date of the Bank's organization;

        WHEREAS, the Bank desires to establish a compensation benefit for directors who are not also officers or employees of the Bank in order to attract and retain individuals with extensive and valuable experience as directors; and

        WHEREAS, the Director and the Bank wish to specify in writing the terms and conditions upon which this additional compensatory incentive will be provided to the Director, or to the Director's spouse or designated beneficiaries, as the case may be.

        NOW, THEREFORE, in consideration of the services to be performed by the Director in the future, as well as the mutual promises and covenants contained herein, the Director and the Bank agree as follows:

                                A G R E E M E N T

        1.      TERMS AND DEFINITIONS.

                1.1. ADMINISTRATOR. The Bank shall be the "Administrator" and, solely for the purposes of ERISA as defined in subparagraph 1.10 below, the "fiduciary" of this Agreement where a fiduciary is required by ERISA.

                1.2. APPLICABLE PERCENTAGE. The term "Applicable Percentage" shall mean that percentage adjacent to a calendar period listed on Schedule "A" attached hereto, which percentage shall remain in effect until an adjustment occurs on each succeeding calendar period during the term of service as a member of the Board of Directors of the Bank. Notwithstanding the foregoing or the percentages set forth on Schedule "A," but subject to all other terms and conditions set forth herein, the "Applicable Percentage" shall be: (i) provided payments have not yet begun hereunder, one hundred percent (100%) upon termination of service described in subparagraph 5.4 pursuant to a "Change in Control" as defined in subparagraph 1.4 below, or the


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Director's death, or Disability as defined in subparagraph 1.6 below, which death or Disability occurs prior to termination of service; and (ii) notwithstanding subclause (i) of this subparagraph 1.2, zero percent (0%) in the event the Director takes any intentional action which prevents the Bank from collecting the proceeds of any life insurance policy which the Bank may happen to own at the time of the Surrogate's death and of which the Bank is the designated beneficiary. Furthermore, notwithstanding the foregoing, or anything contained in this Agreement to the contrary, in the event the Director takes any intentional action which prevents the Bank from collecting the proceeds of any life insurance policy which the Bank may happen to own at the time of the Surrogate's death and of which the Bank is the designated beneficiary: (1) the Director's estate or designated beneficiary shall no longer be entitled to receive any of the amounts payable under the terms of this Agreement, and (2) the Bank shall have the right to recover from the Director's estate all of the amounts paid to the Director's estate (with respect to amounts paid prior to the Surrogate's death or paid to the Director's estate) or designated beneficiary (with respect to amounts paid to the designated beneficiary) pursuant to the terms of this Agreement prior to and after the Surrogate's death.

                1.3. BENEFICIARY. The term "beneficiary" or "designated beneficiary" shall mean the person or persons whom the Director shall designate in a valid Beneficiary Designation, a copy of which is attached hereto as Schedule "C," to receive the benefits provided hereunder. A Beneficiary Designation shall be valid only if it is in the form attached hereto and made a part hereof, completed and signed by the Director and is received by the Administrator prior to the Director's death.

                1.4. CHANGE IN CONTROL. The term "Change in Control" shall mean the occurrence of any of the following events with respect to the Bank (with the term "Bank" being defined for purposes of determining whether a "Change in Control" has occurred to include any parent bank holding company organized at the direction of the Bank to own 100% of the Bank's outstanding common stock): (i) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or in response to any other form or report to the regulatory agencies or governmental authorities having jurisdiction over the Bank or any stock exchange on which the Bank's shares are listed which requires the reporting of a change in control; (ii) any merger, consolidation or reorganization of the Bank in which the Bank does not survive; (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of any assets of the Bank having an aggregate fair market value of fifty percent (50%) of the total value of the assets of the Bank, reflected in the most recent balance sheet of the Bank; (iv) a transaction whereby any "person" (as such term is used in the Exchange Act) or any individual, corporation, partnership, trust or any other entity becomes the beneficial owner, directly or indirectly, of securities of the Bank representing twenty-five percent (25%) or more of the combined voting power of the Bank's then outstanding securities; or (v) a situation where, in any one-year period, individuals who at the



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beginning of such period constitute the Board of Directors of the Bank cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Bank's shareholders, of each new director is approved by a vote of at least three-quarters (3/4) of the directors then still in office who were directors at the beginning of the period. Notwithstanding the foregoing or anything else contained herein to the contrary, there shall not be a "Change of Control" for purposes of this Agreement if the event which would otherwise come within the meaning of the term "Change of Control" involves (i) a reorganization at the direction of the Bank solely to form a parent bank holding company which owns 100% of the Bank's common stock following the reorganization, or (ii) an Employee Stock Ownership Plan sponsored by the Bank or its parent holding company which is the party that acquires "control" or is the principal participant in the transaction constituting a "Change in Control," as described above.

                1.5. THE CODE. The "Code" shall mean the Internal Revenue Code of 1986, as amended (the "Code").

                1.6. DISABILITY/DISABLED. The term "Disability" or "Disabled" shall mean bodily injury or disease (mental or physical) which wholly and continuously prevents the performance of duty for at least three months including, without limitation, the total irrecoverable loss of the sight in both eyes or the loss by severance of both hands at or above the wrist or of both feet at or above the ankle or of one hand at or above the wrist and one foot at or above the ankle.

                1.7. DIRECTOR BENEFITS. The term "Director Benefits" shall mean the benefits determined in accordance with Schedule "B", and reduced to the extent: (i) required under the other provisions of this Agreement, including, but not limited to, Paragraphs 5, 6 and 7 hereof; (ii) required by reason of the lawful order of any regulatory agency or body having jurisdiction over the Bank; or (iii) required in order for the Bank to properly comply with any and all applicable state and federal laws, including, but not limited to, income, employment and disability income tax laws (e.g., FICA, FUTA, SDI).

                1.8. EARLY RETIREMENT DATE. The term "Early Retirement Date" shall mean the Retirement, as defined below, of the Director on a date which occurs prior to the Director attaining sixty-two (62) years of age, but after the Director has attained fifty-five (55) years of age.

                1.9. EFFECTIVE DATE. The term "Effective Date" shall mean the date first written above.

                1.10. ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.



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                1.11.   PLAN YEAR. The term "Plan Year" shall mean the Bank's
fiscal year.

                1.12. REMOVAL FOR CAUSE. The term "removal for cause" shall mean termination of a Director's service as a member of the Board of Directors of the Bank by reason of any of the following:

                        (a) The willful breach or habitual neglect by the Director of his responsibilities and duties;

                        (b) The Director's deliberate violation of (i) any state or federal banking or securities laws, or of the Bylaws, rules, policies or resolutions of the Bank, or (ii) the rules or regulations of the California Commissioner of Financial Institutions, the Federal Deposit Insurance Corporation or any other regulatory agency or governmental authority having jurisdiction over the Bank, which has a material adverse effect upon the Bank;

                        (c) The determination by a state or federal court, banking agency or other governmental authority having jurisdiction over the Bank, that the Director (i) is of unsound mind, or (ii) has committed a gross abuse of authority or discretion with reference to the Bank, or (iii) otherwise is not suitable to continue to serve as a member of the Board of Directors of the Bank;

                        (d) The Director's conviction of any felony or a crime involving moral turpitude or a fraudulent or dishonest act; or

                        (e) The Director's disclosure without authority of any secret or confidential information not otherwise publicly available concerning the Bank or taking any action which the Bank's Board of Directors determines, in its sole discretion and subject to good faith, fair dealing and reasonableness, constitutes unfair competition with or inducement of any customer to breach any contract with the Bank.

                1.13. RETIREMENT. The term "Retirement" or "Retires" shall refer to the date which the Director acknowledges in writing to the Bank to be the last day of service as a member of the Board of Directors of the Bank.

                1.14. SURROGATE. The term "Surrogate" shall mean the individual selected as a substitute insured for purposes related to any insurance policy applicable to this Agreement.

                1.15. SURVIVING SPOUSE. The term "Surviving Spouse" shall mean the person, if any, who shall be legally married to the Director on the date of the Director's death.



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        20      SCOPE, PURPOSE AND EFFECT.

                2.1. CONTRACT OF EMPLOYMENT. Although this Agreement is intended to provide the Director with an additional incentive to continue to serve as a member of the Board of Directors of the Bank, this Agreement shall not be deemed to constitute a contract of employment between the Director and the Bank nor shall any provision of this Agreement restrict the right of the Bank to remove or cause the removal of the Director including, without limitation, by (i) refusal to nominate the Director for election for any successive term of office as a member of the Board of Directors of the Bank, or
(ii) complying with an order or other directive from a court of competent jurisdiction or any regulatory authority having jurisdiction over the Bank which requires the Bank to take action to remove the Director.

                2.2. FRINGE BENEFIT. The benefits provided by this Agreement are granted by the Bank as a fringe benefit to the Director and are not a part of any salary reduction plan or any arrangement deferring a bonus or a salary increase. The Director has no option to take any current payments or bonus in lieu of the benefits provided by this Agreement.

        30      PAYMENTS UPON EARLY RETIREMENT OR RETIREMENT AND AFTER
RETIREMENT.

                3.1. PAYMENTS UPON EARLY RETIREMENT. The Director shall have the right to Retire from the Board of Directors on a date which constitutes an Early Retirement Date as defined in subparagraph 1.8 above. In the event the Director elects to Retire on a date which constitutes an Early Retirement Date, the Director shall be entitled to be paid the Applicable Percentage of the Director Benefits, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Early Retirement Date occurs or upon such later date as may be mutually agreed upon by the Director and the Bank in advance of said Early Retirement Date, payable (i) for the period designated in Schedule "D" in the case of the balance in the Benefit Account and (ii) until death in the case of the Index Benefit defined in Schedule "B".

                3.2. PAYMENTS UPON RETIREMENT. If the Director shall continue to serve as a member of the Board of Directors until attaining sixty-two (62) years of age, the Director shall be entitled to be paid the Applicable Percentage of the Director Benefits, in substantially equal monthly installments on the first day of each month, beginning with the month following the



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month in which the Director Retires or upon such later date as may be mutually agreed upon by the Director and the Employer in advance of said Retirement date, payable (i) for the period designated in Schedule "D" in the case of the balance in the Benefit Account and (ii) until death in the case of the Index Benefit defined in Schedule "B". At the Bank's sole and absolute discretion, the Bank may increase the Director Benefits as and when the Bank determines the same to be appropriate.

                3.3.    PAYMENTS IN THE EVENT OF DEATH AFTER RETIREMENT.

                        (a) The Bank agrees that if the Director Retires, but shall die before receiving all of the Director Benefits Payments to which he may be entitled specified in Schedule "B", and provided that the Surrogate is alive at the date of the Director's death, the Bank will pay to the Director's designated beneficiary the balance, if any, of the Benefit Account and up to fifteen (15) Index Benefit installment payments in the amounts which would otherwise be paid to the Director if still alive, minus the number of Index Benefit installment payments made to the Director after Retirement and prior to his death. Upon the death of the Surrogate, such installment payments shall cease whether or not any unpaid portion of the fifteen (15) installment payments shall remain unpaid.

                        (b) If a valid Beneficiary Designation is not in effect, then all payments described above in subparagraph 3.3 (a) shall be paid to the Director's Surviving Spouse. If the Director leaves no Surviving Spouse, the remaining amounts due to the Director under the terms of this Agreement shall be paid to the duly qualified personal representative, executor or administrator of the Director's estate.

        40      PAYMENTS IN THE EVENT DEATH OR DISABILITY OCCURS PRIOR TO
RETIREMENT.

                4.1.    PAYMENTS IN THE EVENT OF DEATH PRIOR TO RETIREMENT.

                        (a) The Bank agrees that if the Director shall die before Retirement and provided that the Surrogate is alive at the date of the Director's death, the Bank will pay to the Director's designated beneficiary the balance, if any, of the Benefit Account and up to fifteen (15) Index Benefit installment payments in the amounts which would otherwise be paid to the Director if alive following Retirement. Upon the death of the Surrogate, such installment payments shall cease whether or not any unpaid portion of such fifteen (15) installment payments shall remain unpaid.

                        (b) If a valid Beneficiary Designation is not in effect, then all payments described above in subparagraph 4.1 (a) shall be paid to the Director's Surviving Spouse. If the Director leaves no Surviving Spouse, the remaining amounts due to the Director



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under the terms of this Agreement shall be paid to the duly qualified personal representative, executor or administrator of the Director's estate.

                4.2. PAYMENTS IN THE EVENT OF DISABILITY PRIOR TO RETIREMENT. In the event the Director becomes Disabled at any time after the Effective Date of this Agreement, but prior to Retirement, the Director shall be entitled to the Applicable Percentage of the Director Benefits, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Director becomes Disabled, payable (i) for the period designated in Schedule "D" in the case of the balance in the Benefit Account and (ii) until the earlier of the death of the Surrogate or the Director in the case of the Index Benefit defined in Schedule "B".

        50      PAYMENTS IN THE EVENT EMPLOYMENT IS TERMINATED PRIOR TO
RETIREMENT. As indicated in subparagraph 2.1 above, the Bank reserves the right to remove or cause the removal of the Director under certain circumstances, at any time prior to the Director's Retirement. In the event that the service of the Director shall be terminated, other than by reason of death, Disability or Retirement, prior to the Director's attaining sixty-two (62) years of age, then this Agreement shall terminate upon the date of such termination; provided, however, that the Director shall be entitled to the following benefits as may be applicable depending upon the circumstances surrounding the Director's termination:

                5.1. TERMINATION WITHOUT CAUSE. If the Director's service as a member of the Board of Directors of the Bank is terminated for reasons other than as specified in paragraph 5.3 below, and such termination is not subject to the provisions of subparagraph 5.4 below, the Director shall be entitled to be paid the Applicable Percentage of the Director Benefits, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Director attains fifty-five (55) years of age or any month thereafter, as requested in writing by the Director and delivered to the Employer or its successor thirty (30) days prior to the commencement of installment payments; provided, however, that in the event the Director does not request a commencement date as specified, such installments shall be paid on the first day of each month, beginning with the month following the month in which the Director attains sixty-two (62) years of age. The installments shall be payable (i) for the period designated in Schedule "D" in the case of the balance in the Benefit Account and (ii) until death in the case of the Index Benefit defined in Schedule "B".

                5.2. VOLUNTARY TERMINATION BY THE DIRECTOR. If the Director's service as a member of the Board of Directors of the Bank is terminated by voluntary resignation, and such resignation is not subject to the provisions of subparagraphs 5.3 or 5.4 below, the Director shall be entitled to be paid the Applicable Percentage of the Director Benefits, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Director attains fifty-five (55) years of age or any month thereafter, as



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requested in writing by the Director and delivered to the Employer or its successor thirty (30) days prior to the commencement of installment payments; provided, however, that in the event the Director does not request a commencement date as specified, such installments shall be paid on the first day of each month, beginning with the month following the month in which the Director attains sixty-two (62) years of age. The installments shall be payable
(i) for the period designated in Schedule "D" in the case of the balance in the Benefit Account and (ii) until death in the case of the Index Benefit defined in Schedule "B".

                5.3. TERMINATION BY REMOVAL FOR CAUSE. The Director agrees that if his service as a member of the Board of Directors of the Bank is terminated by "removal for cause," as defined in subparagraph 1.12 of this Agreement, the Director shall forfeit any and all rights and benefits the Director may have under the terms of this Agreement and shall have no right to be paid any of the amounts which would otherwise be due or paid to the Director by the Bank pursuant to the terms of this Agreement.

                5.4. TERMINATION BY THE BANK ON ACCOUNT OF OR AFTER A CHANGE IN CONTROL. In the event that the Director's service as a member of the Board of Directors of the Bank is terminated in conjunction with, or by reason of, a "Change in Control", the Director shall be entitled to be paid the Applicable Percentage of the Director Benefits, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Director attains fifty-five (55) years of age or any month thereafter, as requested in writing by the Director and delivered to the Employer or its successor thirty (30) days prior to the commencement of installment payments; provided, however, that in the event the Director does not request a commencement date as specified, such installments shall be paid on the first day of each month, beginning with the month following the month in which the Director attains sixty-two (62) years of age. The installments shall be payable
(i) for the period designated in Schedule "D" in the case of the balance in the Benefit Account and (ii) until death in the case of the Index Benefit defined in Schedule "B".

        60      SECTION 280G BENEFITS REDUCTION. The Director acknowledges and agrees that the parties have entered into this Agreement based upon certain financial and tax accounting assumptions. Accordingly, with full knowledge of the potential consequences the Director agrees that, notwithstanding anything contained herein to the contrary, in the event that any payment or benefit received or to be received by the Director, whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Bank (together with the Director Benefits, the "Total Payments"), will not be deductible (in whole or in part) as a result of Code Section 280G or other applicable provisions of the Code, the Total Payments shall be reduced until no portion of the Total Payments is nondeductible as a result of Section 280G or such other applicable provisions of the Code. For purposes of this limitation:



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                        (a)     No portion of the Total Payments, the receipt or
enjoyment of which the Director shall have effectively waived in writing prior to the date of payment of any future Director Benefits payments, shall be taken into account;

                        (b) No portion of the Total Payments shall be taken into account, which in the opinion of the tax counsel selected by the Bank and acceptable to the Director, does not constitute a "parachute payment" within the meaning of Section 280G of the Code;

                        (c) Any reduction of the Total Payments shall be applied to reduce any payment or benefit received or to be received by the Director pursuant to the terms of this Agreement and any other plan, arrangement or agreement with the Bank in the order determined by mutual agreement of the Bank and the Director;

                        (d) Future payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (a) or (b) above in their entirety) constitute reasonable compensation for services actually rendered within the meaning of Section 280G of the Code, in the opinion of tax counsel referred to in clause (b) above; and

                        (e) The value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by independent auditors selected by the Bank and acceptable to the Director in accordance with the principles of Section 280G of the Code.

        70      RIGHT TO DETERMINE FUNDING METHODS. The Bank reserves the right to determine, in its sole and absolute discretion, whether, to what extent and by what method, if any, to provide for the payment of the amounts which may be payable to the Director, the Director's spouse or the Director's beneficiaries under the terms of this Agreement. In the event that the Bank elects to fund this Agreement, in whole or in part, through the use of life insurance or annuities, or both, the Bank shall determine the ownership and beneficial interests of any such policy of life insurance or annuity. The Bank further reserves the right, in its sole and absolute discretion, to terminate any such policy, and any other device used to fund its obligations under this Agreement, at any time, in whole or in part. Consistent with Paragraph 9 below, neither the Director, the Director's spouse nor the Director's beneficiaries shall have any right, title or interest in or to any funding source or amount utilized by the Bank pursuant to this Agreement, and any such funding source or amount shall not constitute security for the performance of the Bank's obligations pursuant to this Agreement. In connection with the foregoing, the Director agrees to execute such documents and undergo such medical examinations or tests which the Bank may request and which may be reasonably necessary to facilitate any funding for this Agreement including, without limitation, the Bank's acquisition of any policy of insurance or annuity. Furthermore, a refusal by the Director to consent to, participate in and undergo any such medical examinations or tests shall result in the immediate termination of this Agreement

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and the immediate forfeiture by the Director, the Director's spouse and the
Director's beneficiaries of any and all rights to payment hereunder.

        80      CLAIMS PROCEDURE. The Bank shall, but only to the extent
necessary to comply with ERISA, be designated as the named fiduciary under this Agreement and shall have authority to control and manage the operation and administration of this Agreement. Consistent therewith, the Bank shall make all determinations as to the rights to benefits under this Agreement. Any decision by the Bank denying a claim by the Director, the Director's spouse, or the Director's beneficiary for benefits under this Agreement shall be stated in writing and delivered or mailed, via registered or certified mail, to the Director, the Director's spouse or the Director's beneficiary, as the case may be. Such decision shall set forth the specific reasons for the denial of a claim. In addition, the Bank shall provide the Director, the Director's spouse or the Director's beneficiary with a reasonable opportunity for a full and fair review of the decision denying such claim.

        90      STATUS AS AN UNSECURED GENERAL CREDITOR. Notwithstanding
anything contained herein to the contrary: (i) neither the Director, the Director's spouse or the Director's designated beneficiaries shall have any legal or equitable rights, interests or claims in or to any specific property or assets of the Bank as a result of this Agreement; (ii) none of the Bank's assets shall be held in or under any trust for the benefit of the Director, the Director's spouse or the Director's designated beneficiaries or held in any way as security for the fulfillment of the obligations of the Bank under this Agreement; (iii) all of the Bank's assets shall be and remain the general unpledged and unrestricted assets of the Bank; (iv) the Bank's obligation under this Agreement shall be that of an unfunded and unsecured promise by the Bank to pay money in the future; and (v) the Director, the Director's spouse and the Director's designated beneficiaries shall be unsecured general creditors with respect to any benefits which may be payable under the terms of this Agreement.

                Notwithstanding subparagraphs (i) through (v) above, the Bank and the Director acknowledge and agree that upon request of the Director at any time during the term of this Agreement, a Rabbi Trust (the "Trust") shall be established upon such terms and conditions as may be mutually agreeable between the Bank and the Director and that it is the intention of the Bank to make contributions and/or transfer assets to the Trust in order to discharge its obligations pursuant to this Agreement. The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of the Bank to be used exclusively for discharge of the Bank's obligations pursuant to this Agreement and shall continue to be subject to the claims of the Bank's general creditors until paid to the Director or its beneficiaries in such manner and at such times as specified in this Agreement.

        100     DISCRETION OF BOARD TO ACCELERATE PAYOUT. Notwithstanding any of
the other provisions of this Agreement, the Board of Directors of the Bank may, if determined in its sole and absolute discretion to be appropriate, accelerate the payment of the amounts due under the terms of this Agreement, provided that Director (or Director's spouse or designated beneficiaries): (i) consents to the revised payout terms determined appropriate by the Bank's Board of Directors; and (ii) does not negotiate or in anyway influence the terms of proposed altered/accelerated payout (said decision to be made solely by the Bank's Board of Directors and offered to the Director [or Director's spouse or designated beneficiaries] on a "take it or leave it basis").

        110     MISCELLANEOUS.

                11.1. OPPORTUNITY TO CONSULT WITH INDEPENDENT ADVISORS. The Director acknowledges that he has been afforded the opportunity to consult with independent advisors of his choosing including, without limitation, accountants or tax advisors and counsel regarding both the benefits granted to him under the terms of this Agreement and the (i) terms and conditions which may affect the Director's right to these benefits and (ii) personal tax effects of such benefits including, without limitation, the effects of any federal or state taxes, Section 280G of the Code, and any other taxes, costs, expenses or liabilities whatsoever related to such benefits, which in any of the foregoing instances the Director acknowledges and agrees shall be the sole responsibility of the Director notwithstanding any other term or provision of this Agreement. The Director further acknowledges and agrees that the Bank shall have no liability whatsoever related to any such personal tax effects or other personal costs, expenses, or liabilities applicable to the Director and further specifically waives any right for himself or herself, and his or her heirs, beneficiaries, legal representatives, agents, successors and assigns to claim or assert liability on the part of the Bank related to the matters described above in this subparagraph 11.1. The Director further acknowledges that he has read, understands and consents to all of the terms and conditions of this Agreement, and that he enters into this Agreement with a full understanding of its terms and conditions.

                11.2. ARBITRATION OF DISPUTES. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Bank in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), located in San Francisco, California. In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this Paragraph, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association ("AAA"), located in San Francisco, California, shall conduct the binding arbitration referred to in this Paragraph. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The arbitration shall be subject to such rules of procedure used or established by JAMS, or if there are none, the rules of procedure used or established by AAA. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in San Jose, California, unless otherwise agreed to by the parties.

                11.3. ATTORNEYS' FEES. In the event of any arbitration or litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the non-prevailing party reasonable expenses, attorneys' fees and costs incurred in connection therewith or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the arbitrator(s) or court, as the case may be, to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

                11.4. NOTICE. Any notice required or permitted of either the Director or the Bank under this Agreement shall be deemed to have been duly given, if by personal delivery, upon the date received by the party or its authorized representative; if by facsimile, upon transmission to a telephone number previously provided by the party to whom the facsimile is transmitted as reflected in the records of the party transmitting the facsimile and upon reasonable confirmation of such transmission; and if by mail, on the third day after mailing via U.S. first class mail, registered or certified, postage prepaid and return receipt requested, and addressed to the party at the address given below for the receipt of notices, or such changed address as may be requested in writing by a party.

                        If to the Bank:         Heritage Bank of Commerce
                                                150 Almaden Boulevard
                                                San Jose, California  95113

                                                Attn: Chairman of the Board

                        If to the Director:     ________________________________

                                                ________________________________

                                                ________________________________

                11.5. ASSIGNMENT. Neither the Director, the Director's spouse, nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, modify or otherwise encumber any part or all of the amounts payable hereunder, nor, prior to payment in accordance with the terms of this Agreement, shall any portion of such amounts be: (i) subject to seizure by any creditor of any such beneficiary, by a proceeding at law or in equity, for the payment of any debts, judgments, alimony or separate maintenance obligations which may be owed by the Director, the Director's spouse, or any designated beneficiary; or (ii) transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any such attempted assignment or transfer shall be void and unenforceable without the prior written consent of the Bank. The Bank=s consent, if any, to one or more assignments or transfers shall not obligate the Bank to consent to or be construed as the Bank=s consent to any other or subsequent assignment or transfer.

                11.6. BINDING EFFECT/MERGER OR REORGANIZATION. This Agreement shall be binding upon and inure to the benefit of the Director and the Bank and, as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns. Accordingly, the Bank shall not merge or consolidate into or with another corporation, or reorganize or sell substantially all of its assets to another corporation, firm or person, unless and until such succeeding or continuing corporation, firm or person agrees to assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such event, the term "Bank" as used in this Agreement shall be deemed to refer to such surviving or successor firm, person, entity or corporation.

                11.7. NONWAIVER. The failure of either party to enforce at any time or for any period of time any one or more of the terms or conditions of this Agreement shall not be a waiver of such term(s) or condition(s) or of that party's right thereafter to enforce each and every term and condition of this Agreement.

                11.8. PARTIAL INVALIDITY. If any term, provision, covenant, or condition of this Agreement is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant or condition invalid, void or unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial invalidity.

                11.9. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter of this Agreement and contains all of the covenants and agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no other representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

                11.10. MODIFICATIONS. Any modification of this Agreement shall be effective only if it is in writing and signed by each party or such party's authorized representative.

                11.11. PARAGRAPH HEADINGS. The paragraph headings used in this Agreement are included solely for the convenience of the parties and shall not affect or be used in connection with the interpretation of this Agreement.

                11.12. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

                11.13. GOVERNING LAW. The laws of the State of California, other than those laws denominated choice of law rules, and, where applicable, the rules and regulations of the California Commissioner of Financial Institutions and the Federal Deposit Insurance Corporation, shall govern the validity, interpretation, construction and effect of this Agreement.

        IN WITNESS WHEREOF, the Bank and the Director have executed this Agreement on the date first above-written in the City of San Jose, Santa Clara County, California.


BANK                                    DIRECTOR

Heritage Bank of Commerce

By:
   -------------------------------      ----------------------------------------
      William J. Del Biaggio, Jr.
      Chairman of the Board
      of Directors

                                   SCHEDULE A

       CALENDAR PERIOD                                        APPLICABLE PERCENTAGE
       ---------------                                        ---------------------
       June 8, 1994 to June 7, 1997..........................        0.00%

       June 8, 1997 to June 7, 1998..........................      36.00%

       June 8, 1998 to June 7, 1999..........................      48.00%

       June 8, 1999 to June 7, 2000..........................      60.00%

       June 8, 2000 to June 7, 2001..........................      72.00%

       June 8, 2001 to June 7, 2002..........................      84.00%

       June 8, 2002 and Thereafter...........................     100.00%

See subparagraph 1.2 of the Agreement for a definition and discussion of the Applicable Percentage.

                                   SCHEDULE B

                                DIRECTOR BENEFITS

1.      Director Benefits Determination.

        The Director Benefits shall be determined based upon the following:

        a.      Benefit Account:

                A Benefit Account shall be established as a liability reserve account on the books of the Bank for the benefit of the Director. Prior to the date on which the Director becomes eligible to receive payments under the Agreement, such Benefit Account shall be increased or decreased each Plan Year (including the Plan Year in which the Director ceases to serve as a member of the Board of Directors of the Bank) by an amount equal to the annual earnings or loss for that Plan Year determined by the Index (described in subparagraph c below), less the Opportunity Cost (described in subparagraph d below) for that Plan Year.

        b.      Index Benefit:

                After the date on which the Director becomes eligible to receive payments under the Agreement, the Index Benefit for the Director for any Plan Year shall be determined by subtracting the Opportunity Cost for that Plan Year from the earnings, if any, established by the Index.

        c.      Index:

                The Index for any Plan Year shall be the aggregate annual after-tax income from the life insurance contracts described hereinafter as defined by FASB Technical Bulletin 85-4. This Index shall be applied as if such insurance contracts were purchased on the Effective Date.

                Insurance Company:


                If such contracts of life insurance are actually purchased by the Bank, then the actual policies as of the dates purchased shall be used in calculations to determine the Index and Opportunity Cost. If such contracts of life insurance are not purchased or are subsequently surrendered or lapsed, then the Bank shall receive and use annual policy illustrations that assume the above described policies were purchased from the above named insurance company(ies) on the Effective Date to calculate the amount of the Index and Opportunity Cost.

        d.      Opportunity Cost:

                The Opportunity Cost for any Plan Year shall be calculated by multiplying (a) the sum of (i) the total amount of premiums set forth in the insurance policies described above, (ii) the amount of any Index Benefit (described at subparagraph b above), and
                (iii) the amount of all previous years after-tax Opportunity Costs; by (b) the average annualized after-tax cost of funds calculated using a one-year U.S. Treasury Bill as published in the Wall Street Journal. The applicable tax rate used to calculate the Opportunity Cost shall be the Bank's marginal tax rate until the Director's Retirement, or other termination of service (including a Change in Control). Thereafter, the Opportunity Cost shall be calculated with the assumption of a marginal forty-two percent (42%) corporate tax rate each year regardless of whether the actual marginal tax rate of the Bank is higher or lower.

-----------------------------------------------------------------------------------------------
                                             EXAMPLE
                                         INDEX BENEFITS

-----------------------------------------------------------------------------------------------
   [n]             [A]                [B]              [C]              [D]
                                     INDEX
               VALUE OF LIFE        [Annual      OPPORTUNITY COST
              CASH SURRENDER        Policy        A(0) = premium       ANNUAL      CUMULATIVE
END OF         VALUE OF LIFE        Income]      A(0)+C(n-1)x.05x     BENEFIT       BENEFIT
 YEAR        INSURANCE POLICY     A(n)-A(n-1)         (1-42%)           B-C         D+D(n-1)
-----------------------------------------------------------------------------------------------
    0          $1, 000,000           --                --               --            --
-----------------------------------------------------------------------------------------------
    1           $1,050,000         $50,000          $29,000          $21,000        $21,000
-----------------------------------------------------------------------------------------------
    2           $1,102,500         $52,500          $29,841          $22,659        $43,659
-----------------------------------------------------------------------------------------------
    3           $1,157,625         $55,125          $30,706          $24,419        $68,078
-----------------------------------------------------------------------------------------------
    .
    .
    .
-----------------------------------------------------------------------------------------------

Assumptions:    Initial Insurance = $1,000,000
                Effective Tax Rate = 42%
                One Year US Treasury Yield = 5%

2.      Director Benefits Payments.

        The Director shall be entitled to payment of the Applicable Percentage of (i) the balance in the Benefit Account in installments upon the terms as specified in the Agreement, and (ii) the Index Benefit for each Plan Year payable in installments until the Director's death or as applicable, the Surrogate's death, as specified in the Agreement.

                                   SCHEDULE C

                             BENEFICIARY DESIGNATION

        To the Administrator of the Heritage Bank of Commerce Director Indexed Compensation Benefits Agreement:

        Pursuant to the Provisions of my Director Indexed Compensation Benefits Agreement with Heritage Bank of Commerce, permitting the designation of a beneficiary or beneficiaries by a participant, I hereby designate the following persons and entities as primary and secondary beneficiaries of any benefit under said Agreement payable by reason of my death:

PRIMARY BENEFICIARY:

----------------------   --------------------   -----------------------------
Name                            Address                  Relationship

SECONDARY (CONTINGENT) BENEFICIARY:

----------------------   --------------------   -----------------------------
Name                            Address                  Relationship

THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION IS HEREBY RESERVED. ALL PRIOR DESIGNATIONS, IF ANY, OF PRIMARY BENEFICIARIES AND SECONDARY BENEFICIARIES ARE HEREBY REVOKED.

        The Administrator shall pay all sums payable under the Agreement by reason of my death to the Primary Beneficiary, if he or she survives me, and if no Primary Beneficiary shall survive me, then to the Secondary Beneficiary, and if no named beneficiary survives me, then the Administrator shall pay all amounts in accordance with the terms of my Director Indexed Compensation Benefits Agreement. In the event that a named beneficiary survives me and dies prior to receiving the entire benefit payable under said Agreement, then and in that event, the remaining unpaid benefit payable according to the terms of my Director Indexed Compensation Benefits Agreement shall be payable to the personal representatives of the estate of said beneficiary who survived me but died prior to receiving the total benefit provided by my Director Indexed Compensation Benefits Agreement.

Dated:  June _____, 1997                ----------------------------------------


CONSENT OF THE DIRECTOR'S SPOUSE
TO THE ABOVE BENEFICIARY DESIGNATION:

        I, __________________, being the spouse of ________________________, after being afforded the opportunity to consult with independent counsel of my choosing, do hereby acknowledge that I have read, agree and consent to the foregoing Beneficiary Designation which relates to the Director Indexed Compensation Benefits Agreement entered into by my spouse effective as of June 19, 1997. I understand that the above Beneficiary Designation may affect certain rights which I may have in the benefits provided for under the terms of the Director Indexed Compensation Benefits Agreement and in which I may have a marital property interest.

Dated:  June _____, 1997.

                ----------------------------------


-------------------------------------
Type/Print Name

                                   SCHEDULE D

                              DISTRIBUTION ELECTION

Pursuant to the Provisions of my Director Indexed Compensation Benefits Agreement with Heritage Bank of Commerce, I hereby elect to have any distribution of the balance in my Benefit Account paid to me in installments as designated below:

        -- thirty-six (36) monthly installments with the amount of each installment determined as of each installment date by dividing the entire amount in my Benefit Account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Benefit Account.

        -- sixty (60) monthly installments with the amount of each installment determined as of each installment date by dividing the entire amount in my Benefit Account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Benefit Account.

        -- one hundred twenty (120) monthly installments with the amount of each installment determined as of each installment date by dividing the entire amount in my Benefit Account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Benefit Account.

        -- one hundred eighty (180) monthly installments with the amount of each installment determined as of each installment date by dividing the entire amount in my Benefit Account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Benefit Account.

        Dated: June _____, 1997

        Signed:
               -------------------------------

                                 LIFE INSURANCE

                      ENDORSEMENT METHOD SPLIT DOLLAR PLAN

                                    AGREEMENT

Insurer(s)/Policy Number(s):


Bank:                                   Heritage Bank of Commerce

Participant:

Insured:                                _____________,   as  the  insured
                                        surrogate for Participant

Relationship of Participant to Bank:    Director

Date:                                   _____________, 19__

The respective rights and duties of the Bank and the Participant in the above policy(ies) (the "Policy") shall be as follows:

I.      DEFINITIONS

        Refer to the Policy provisions for the definition of all terms in this Agreement. Notwithstanding the foregoing, whenever the term "Insured" is used in the Policies, unless the Policy provisions otherwise require, it shall mean _____________________________ for purposes of any beneficial interest or right to proceeds from any insurance policy to which this Agreement refers.

II.     POLICY TITLE AND OWNERSHIP

        Title and ownership shall reside in the Bank for its use and for the use of the Participant all in accordance with this Agreement. The Bank alone may, to the extent of its interest, exercise the right to borrow or withdraw the Policy cash values. Where the Bank and the Participant (or beneficiary[ies] or assignee[s], with the consent of the Participant) mutually agree to exercise the right to increase the coverage under the subject split dollar Policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

III.    BENEFICIARY DESIGNATION RIGHTS

        The Participant (or beneficiary[ies] or assignee[s]) shall have the right and power to designate a beneficiary or beneficiaries to receive his or her share of the proceeds payable upon the death of the Insured, and to elect and change a payment option for such beneficiary, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement.

IV.     PREMIUM PAYMENT METHOD

        The Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to maintain the Policy in force.

V.      TAXABLE BENEFIT

        Annually the Participant will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service. The Bank (or its administrator) will report to the Participant the amount of imputed income received each year on Form W-2 or its equivalent.

VI.     DIVISION OF DEATH PROCEEDS

        Subject to Paragraph VII herein, the division of the death proceeds of the Policy is as follows:

        1. a. Subject to paragraph VI.1.b below, upon the death of the Insured, the Participant's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to eighty percent (80%) of the net at risk insurance portion of the proceeds of the Policy. The net at risk insurance portion of a Policy is the total proceeds less the cash value of the Policy. Notwithstanding the foregoing, in the event the Participant [or his or her beneficiary(ies)] becomes entitled to receive the foregoing death benefit prior to the Participant becoming entitled to receive 100% of the benefits, if any, specified in that certain Director Indexed Compensation Benefits Agreement between the Bank and the Participant, effective __________, 19__ (the "Benefits Agreement"), then the Participant [or his or her beneficiary(ies)] shall be entitled to receive the same percentage of the foregoing death benefit as the percentage applicable to the Participant's benefits, if any, under such Agreement immediately prior to the Participant's death or, if earlier, the date on which the Participant [or his or her beneficiary(ies)] commences receiving such death benefit.

                b. Notwithstanding paragraph VI.1.a above, if the Insured predeceases the Participant after the Participant Retires, becomes Disabled, or otherwise terminates employment (as defined or described in the Benefits Agreement), then the Participant shall be entitled to the amount determined in accordance with paragraph VI.1.a, reduced by (i) the portion of the projected death benefit payable to the Participant's beneficiary(ies) upon the Participant's death, and (ii) the amount of any Index Benefit payments (or payments made in lieu of such Index Benefit payments) made to the Participant or the Participant's beneficiary(ies) pursuant to the terms of the Benefits Agreement and which are determined with reference to the Policy (or any replacement surrogate Policy). Such benefit shall be payable in lump sum or in such periodic installments as may be mutually agreed upon by the Bank and the Participant. Upon the death of the Participant, the remaining unpaid balance of the death benefit to which the Participant is entitled shall be paid to the Participant's beneficiary(ies) in lump sum. In no event shall the Participant and/or the Participant's beneficiary(ies) receive an aggregate benefit under this Agreement exceeding the amount to which the Participant is entitled under paragraph VI.1.a above.

        2.      The Bank shall be entitled to the remainder of such proceeds.

        3. The Bank and the Participant (or beneficiary[ies] or assignee[s]) shall share in any interest due on the death proceeds on a pro rata basis in the ratio that the proceeds due the Bank and the Participant, respectively, bears to the total proceeds, excluding any such interest.

        4. In the event that either a Policy is terminated or the proceeds of the Policies are insufficient to provide the benefit specified herein, other than as a result of (i) a termination of this Agreement pursuant to paragraph X or (ii) any intentional act of the Participant which results in the termination of one or more of the Policies, then the Bank shall pay to the Participant's beneficiary(ies) an amount which, when combined with the proceeds of the Policies actually received, will provide a total death benefit equal to the amount to which the Participant [or his beneficiary(ies)] is entitled under this Agreement.

VII.    DIVISION OF CASH SURRENDER VALUE

        The Bank shall at all times be entitled to an amount equal to the Policy's cash value, as that term is defined in the Policy, less any Policy loans and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable Policy surrender charges. Such cash value shall be determined as of the date of surrender of the Policy or death of the Insured as the case may be.

VIII.   PREMIUM WAIVER

        If the Policy contains a premium waiver provision, any such waived amounts shall be considered for all purposes of this Agreement as having been paid by the Bank.

IX.     RIGHTS OF PARTIES WHERE POLICY ENDOWMENT OR ANNUITY ELECTION EXISTS

        In the event the Policy involves an endowment or annuity element, the Bank's right and interest in any endowment proceeds or annuity benefits shall be determined under the provisions of this Agreement by regarding such endowment proceeds or the commuted value of such annuity benefits as the Policy's cash value. Such endowment proceeds or annuity benefits shall be treated like death proceeds for the purposes of division under this Agreement.

X.      TERMINATION OF AGREEMENT

        This Agreement shall terminate at the option of the Bank following thirty (30) days written notice to the Participant upon the happening of any one of the following:

        1. The Participant's right to receive benefits pursuant to the terms and conditions of that certain Director Indexed Compensation Benefits Agreement effective as of ___________, 19__, shall terminate for any reason other than the Participant's death; or

        2. The Participant shall be discharged from service with the Bank for cause. The term "for cause" shall mean:

                a. The willful breach or habitual neglect by the Participant of his responsibilities and duties;

                b. The Participant's deliberate violation of (i) any state or federal banking or securities laws, or of the Bylaws, rules, policies or resolutions of the Bank, or (ii) of the rules or regulations of the California Commissioner of Financial Institutions, the Federal Deposit Insurance Corporation or any other regulatory agency or governmental authority having jurisdiction over the Bank, which has a material adverse effect upon the Bank;

                c. The determination by a state or federal court, banking agency or other governmental authority having jurisdiction over the Bank that the Participant (i) is of unsound mind, or (ii) has committed a gross abuse of authority or discretion with reference to the Bank, or (iii) otherwise is not suitable to continue to serve as a member of the Board of Directors of the Bank;

                d. The Participant's conviction of any felony or a crime involving moral turpitude or a fraudulent or dishonest act; or

                e. The Participant's disclosure without authority of any secret or confidential information not otherwise publicly available concerning the Bank or taking any action which the Bank's Board of Directors determines, in its sole discretion and subject to good faith, fair dealing and reasonableness, constitutes unfair competition with or inducement of any customer to breach any contract with the Bank.

        Upon such termination, the Participant (or beneficiary[ies] or assignee[s]) shall have a ninety (90) day option to receive from the Bank an absolute assignment of the Policy in consideration of a cash payment to the Bank, whereupon this Agreement shall terminate. Such cash payment shall be the greater of:

        1. The Bank's share of the cash value of the Policy on the date of such assignment, as defined in this Agreement.

        2. The amount of the premiums which have been paid by the Bank prior to the date of such assignment.

        Should the Participant (or beneficiary[ies] or assignee[s]) fail to exercise this option within the prescribed ninety (90) day period, the Participant (or beneficiary[ies] or assignee[s]) agrees that all of his or her rights, interest and claims in the Policy shall terminate as of the date of the termination of this Agreement.

        Except as provided above, this Agreement shall terminate upon distribution of the death benefit proceeds in accordance with Paragraph VI above.

XI.     PARTICIPANT'S OR ASSIGNEE'S ASSIGNMENT RIGHTS

        The Participant may not, without the prior written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in the Policy nor any rights, options, privileges or duties created under this Agreement.

XII.    AGREEMENT BINDING UPON THE PARTIES

        This Agreement shall be binding upon the Participant and the Bank, and their respective heirs, successors, personal representatives and assigns, as applicable.

XIII.   NAMED FIDUCIARY AND PLAN ADMINISTRATOR

        The Bank is hereby designated the "Named Fiduciary" until resignation or removal by its Board of Directors. As Named Fiduciary, the Bank shall be responsible for the management, control, and administration of this Agreement as established herein. The Named Fiduciary may allocate to others certain aspects of the management and operations responsibilities of this Agreement, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

XIV.    FUNDING POLICY

        The funding policy for this Agreement shall be to maintain the Policy in force by paying, when due, all premiums required.

XV.     CLAIM PROCEDURES

        Claim forms or claim information as to the subject Policy can be obtained by contacting The Benefit Marketing Group, Inc. (770-952-1529). When the Named Fiduciary has a claim which may be covered under the provisions described in the Policy, it should contact the office named above, and they will either complete a claim form and forward it to an authorized representative of the Insurer or advise the named Fiduciary what further requirements are necessary. The Insurer will evaluate and make a decision as to payment. If the claim is payable, a benefit check will be issued to the Named Fiduciary.

        In the event that a claim is not eligible under the Policy, the Insurer will notify the Named Fiduciary of the denial pursuant to the requirements under the terms of the Policy. If the Named Fiduciary is dissatisfied with the denial of the claim and wishes to contest such claim denial, it should contact the office named above and they will assist in making inquiry to the Insurer. All objections to the Insurer's actions should be in writing and submitted to the office named above for transmittal to the Insurer.

XVI.    GENDER

        Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

XVII.   INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT

        The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the parties as set forth herein upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the Policy provisions shall fully discharge the Insurer from any and all liability.

        IN WITNESS WHEREOF, the Participant and a duly authorized Bank officer have signed this Agreement as of the date first written above.


HERITAGE BANK OF COMMERCE               PARTICIPANT

-------------------------------         ----------------------------------------

                          BENEFICIARY DESIGNATION FORM

PRIMARY DESIGNATION:

        NAME                                   RELATIONSHIP
        ----                                   ------------

-----------------------------           ---------------------------------------

-----------------------------           ---------------------------------------

-----------------------------           ---------------------------------------

CONTINGENT DESIGNATION:

-----------------------------           ---------------------------------------

-----------------------------           ---------------------------------------

-----------------------------           ---------------------------------------

_____________________________           ______________, 19__